EXHIBIT 99.1

Lithia Motors First Quarter 2009 Earnings Release and Conference Call Scheduled for April 29, 2009

MEDFORD, Ore.--(BUSINESS WIRE)--Apr. 21, 2009-- Lithia Motors, Inc. (NYSE:LAD) today announced that its first quarter 2009 earnings will be released on Wednesday, April 29, 2009 at 1:05 p.m. PT.

CONFERENCE CALL INFORMATION

A conference call to discuss the earnings results is scheduled for the same day at 2:00 p.m. PT. HOW TO PARTICIPATE: DOMESTIC CALLS: 973-409-9255 CONFERENCE ID #: 95124108

Please call in at least 10 minutes prior to the beginning of the call.

To listen LIVE on our website or for REPLAY: Log-on to www.Lithia.com – Go to Investor Relations – and click on the Conference Call Icon.

A playback of the conference call will be available on the same day, approximately two hours after completion of the call, and will be available until May 8, 2009. The playback can be accessed by calling 800-642-1687 (access code: 95124108) or by visiting the Investor Relations section of the Lithia Motors website; www.Lithia.com.

About Lithia

Lithia Motors, Inc. is a Fortune 700 Company, selling 27 brands of new and all brands of used vehicles at 93 stores, which are located within 13 states. Internet sales are centralized at www.Lithia.com. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Additional Information

For additional information on Lithia Motors, contact the Investor Relations Department: 541-776-6591 or log-on to: www.lithia.com – go to Investor Relations.

Source: Lithia Motors, Inc.

Lithia Motors
Investor Relations, 541-776-6591
www.lithia.com – go to Investor Relations

Safe Harbor Statement under the Private Securities Reform Act of 1995

With the exception of historical information, the matters discussed or incorporated by reference in this Annual Report include forward-looking statements. These statements are necessarily subject to risk and uncertainty. Actual results could differ materially from those projected in these forward-looking statements as a result of certain risks including those set forth from time to time in the Company's filings with the SEC. These risk factors include, but are not limited to, the cyclical nature of automobile sales and the intense competition in the automobile retail industry, the Company's ability to negotiate profitable acquisitions, and the ability to secure manufacturer approvals for such acquisitions.